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                                                                   Exhibit (h.6)

February 6, 2002

Ms. Laurie LeBlanc-Tillinghast
President
Portfolio Partners, Inc.
151 Farmington Ave
Hartford, CT 06156

Dear Laurie:

        Reference is made to the Custodian Agreement, dated as of December 14, 2001 by and between Portfolio Partners, Inc. (the "Fund") and Investors Bank & Trust Company (the "Bank"), the Sub-Administration Agreement, dated as of December 14, 2001 by and between Aetna Life Insurance and Annuity ("ALIAC") and Investors Bank & Trust Company (the "Bank"), and the Transfer Agency and Service Agreement, dated as of December 14, 2001 among Portfolio Partners, Inc. (the "Fund"), Aetna Life Insurance and Annuity ("ALIAC") and Investors Bank & Trust Company (the "Bank"), collectively, the "Custodian, Sub-Administration, and Transfer Agency and Service Agreements",. Further reference is made to the Amendment to the Custodian Agreement, Amendment to the Sub-Administration Agreement, Amendment to the Transfer Agency and Service Agreement (the "Custodian, Sub-Administration, and Service and Transfer Agency Amendments"), each effective as of May 1, 2002.

        Attached hereto is a fee schedule that sets forth the compensation, including fees and expenses, to be paid by the Fund to the Bank for the services provided under the Custodian, Sub-Administration, and Service and Transfer Agency Agreements and Amendments, effective as of May 1, 2002. By signing below, you acknowledge receipt of this schedule and agree to pay the Bank for all fees, expenses and other costs as set forth in the attached fee schedule.

INVESTORS BANK & TRUST COMPANY

By: ______________________
Name: ____________________
Title: ___________________


ACKNOWLEDGED AND AGREED

PORTFOLIO PARTNERS, INC.                     AETNA LIFE INSURANCE AND ANNUITY

By: ______________________                   By: ______________________
Name: ____________________                   Name: ____________________
Title: ___________________                   Title: ___________________



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                                     Form of

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, effective as of May 1, 2002, by and among Portfolio Partners, Inc., a company organized under the laws of the state of Maryland (the "Company"), Aetna Life Insurance and Annuity Company, a company organized under the laws of the State of Connecticut (the "Administrator") and Investors Bank & Trust Company, a Massachusetts trust company ("Investors Bank").

         WHEREAS the Company, the Administrator and Investors Bank entered into a Transfer Agency and Service Agreement dated December 14, 2001 as amended from time to time (the "Transfer Agency Agreement"),; and

         WHEREAS, the Company and Investors Bank desire to amend the Transfer Agency Agreement as set forth below.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.       Amendments.
         ----------

(a) Appendix A to the Transfer Agency Agreement is hereby amended by deleting such Appendix A in its entirety and replacing it with Appendix A attached hereto as Exhibit I.

2.       Miscellaneous.
         -------------

         (a) Except as amended hereby, the Transfer Agency Agreement shall remain in full force and effect.

         (b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized officer, as the case may be, as of the date and year first above written.


INVESTORS BANK & TRUST COMPANY                       PORTFOLIO PARTNERS, INC.

By:  _______________________________         By:  ______________________________

Name:  _____________________________         Name:  ____________________________

Title:  ____________________________         Title:  ___________________________


AETNA LIFE INSURANCE AND ANNUITY COMPANY


By:  _______________________________

Name:  _____________________________

Title:  ____________________________

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                                                                       EXHIBIT I

                                   Appendix A
                                   ----------


                           PPI MFS Emerging Equities Portfolio

                           PPI MFS Research Growth Portfolio

                           PPI MFS Capital Opportunities Portfolio

                           PPI Scudder International Growth Portfolio

                           PPI T. Rowe Price Growth Equity Portfolio

                           PPI Goldman Capital Growth Portfolio

                           PPI Salomon Brothers Capital Portfolio

                           PPI OpCap Balanced Value Portfolio

                           PPI Brinson Tactical Asset Allocation Portfolio

                           PPI DSI Enhanced S&P Index Portfolio

                           PPI Salomon Brothers Investors Value Portfolio

                           PPI Alger Growth Portfolio

                           PPI Alger Aggressive Growth Portfolio

                           ING-JP Morgan Mid Cap Value

                           ING Baron Small Cap Growth

                           ING Van Kampen Comstock

                           ING MFS Global Growth

                           ING PIMCO Total Return

                           ING American Century Small Cap Value

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--------------------------------------------------------------------------------
                CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V.,
                       ADMINISTRATION AND TRANSFER AGENCY
--------------------------------------------------------------------------------

     A. DOMESTIC CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V., ADMINISTRATION AND TRANSFER AGENCY

         The following fees will apply to assets of all the funds listed in Appendix A of the Custodian, Sub-Administration, and Transfer Agency and Service Agreements between Portfolio Partners, Inc., Aetna Life Insurance and Casualty (ALIAC), and Investors Bank and Trust. This fee does not include transactions or global custody costs.

                                                                ANNUAL FEE
                                                                ----------
         First $5 Billion of Net Assets                         4.0 BASIS POINTS
         Next $5 Billion of Net Assets                          3.0 BASIS POINTS
         Assets in excess of $10 Billion                        2.5 BASIS POINTS

         Each of the funds are subject to annual minimum fees as follows:

                                                                ANNUAL FEE
                                                                ----------
         Domestic Funds                                         $   60,000
         International/Foreign Funds                            $   75,000

         For each additional class above one per fund, there will be an additional annual fee of $20,000.

     B. TRANSACTIONS

         o  DTC/Fed Book Entry                       $  9**
         o  Physical Securities                        35
         o  Options and Futures                        18
         o  GNMA Securities                            30
         o  Principal Paydown                           5
         o  Foreign Currency                           18***
         o  Outgoing Wires                              7
         o  Incoming Wires                              5

** Assumes trade information is sent electronically to Investors Bank in the ISITC/SWIFT format. Manual trades will be billed at $12.00 per trade. There are no transaction charges for use of the Investors Bank Repo.
***  There are no transaction charges for F/X contracts executed by Investors
     Bank

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     C. FOREIGN SUBCUSTODIAN FEES

         o Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, registration, exchange fees, and other market charges are out-of-pocket.

         o Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     A. OUT-OF-POCKET

         o These charges consist of:

           -Legal Expenses                               -Non Standard Extracts
           -Printing, Delivery & Postage                 -InvestView
           -Third Party Review($250/fund/Yr)             -Forms & Supplies
           -Extraordinary Travel Expenses                -Micro Rental
           -Customized Systems Development/Reports
           -International Verification Services($3/security/month)
           -Pricing(per security/day-.10 Dom equities, .50 Dom bonds, .40 Int'l) -Telecommunications (per month 61.25 dom, 77.06 global)
           -Financial Statement Printing/Edgarization
           -Support Equipment Rental


     B. DOMESTIC BALANCE CREDIT

         o We allow use of balance credit against fees (excluding out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.



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     C. FOREIGN EXCHANGE & CASH MANAGEMENT

         o This Fee Schedule assumes Investors Bank will perform cash management services for the portfolios.

     D. PAYMENT

         o The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed.


     E. SYSTEMS

         o The details of any systems work will be determined after a thorough business analysis. System's work will be billed on a time and material basis.


         Accepted and agreed:

         Portfolio Partners, Inc.

         By:      ____________________________

         Name:    ____________________________

         Title:   ____________________________